Exhibit 99.1
FOR IMMEDIATE RELEASE

Universal Technical Institute Announces the Purchase of its Avondale, Arizona Campus and Optimization Initiatives at Campuses in Arizona and Florida

•Benefits from blended learning model and efficient capital deployment for the Arizona campuses will realize an estimated $6.5 million annualized adjusted EBITDA benefit by the end of fiscal 2022

•Company continues focus on supporting students and meeting industry demand for trained technicians

PHOENIX, Ariz. – December 29, 2020 – Universal Technical Institute (NYSE: UTI), the nation’s leading provider of transportation technician training, announced the purchase of its Avondale, Arizona campus and plans to consolidate the operations of its Phoenix-based Motorcycle Mechanics Institute (MMI) into this facility. Separately, UTI announced that the company’s individual UTI and MMI Orlando campus facilities will be consolidated and reconfigured into one site.

“These initiatives are part of our ongoing real estate optimization strategy and consistent with our focus on utilizing our strong balance sheet to support our growth and diversification plans,” said UTI Chief Executive Officer, Jerome Grant. “As we enhance our blended learning model, where students participate in instructor-led lectures and demonstrations online and complete their hands-on training in our labs, we’re also able to consolidate and reformat space to decrease fixed expenses, support new offerings and allow for growth to meet increasing student interest and continuing employer demand for our graduates.

“By combining our Avondale UTI and Phoenix MMI campuses, Avondale will become our largest campus in terms of size, number of students and breadth of programs,” Grant explained. “Deploying capital to acquire this strategic site will yield significant economic benefits, and we are excited about the forward momentum we are building toward further growth, diversification and enhancement of our student offerings.”

UTI acquired the Avondale campus, which is comprised of a 283,000 square-foot specialty use building on a 23 acre parcel of land, in an all cash transaction for $44.5 million. UTI has been the sole occupant of the facility since it was built for the company in 2004. Vacating the Phoenix MMI campus site, currently comprised of approximately 173,000 square feet, and consolidating the MMI operations into the Avondale campus, will be complete by the end of fiscal 2022.

Once fully implemented, the Company expects to reduce annual occupancy and related operating expenses by approximately $6.5 million from purchasing the Avondale campus, vacating the Phoenix MMI campus site and consolidating the MMI operations into the Avondale campus. The expense reductions will be phased in over the next two years and are expected to be fully realized by the end of fiscal 2022.

In Orlando, UTI currently has plans to consolidate its motorcycle and marine training programs into one location with its automotive, diesel and manufacturer advanced training programs, reducing the current aggregate 263,000 square-feet by an estimated 75,000 square feet. UTI is evaluating lease and purchase options for the necessary space to facilitate the consolidation. The Company expects to complete the Orlando consolidation and reconfiguration by the end of fiscal 2021. Additional details will be provided once the Orlando transactions are completed.

Industry and employer partners continue to report strong demand for UTI’s graduates, and the combined campuses in Arizona and Florida will offer training for automotive, diesel, and motorcycle technicians, as well as advanced education in the vehicles and technology of leading manufacturer brands like BMW, Ford, Cummins, Harley-Davidson, Mercury Marine and Volvo. The Avondale campus also offers courses in welding and the Orlando campus is the sole location for the MMI Marine program.

Forward Looking Statements

All statements contained in this press release, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements which address UTI's expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI's ability to maintain open campuses during the global pandemic and complete curriculum with in-person labs; (2) UTI's focus on offering a blended curriculum to provide students training for job skills that are in high demand; and (3) UTI's expectations for new student start growth, average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2021. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI's current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI's control. UTI's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state regulations or agency interpretation of such regulations affecting the for-profit education industry, changes in demand for the programs UTI offers, general economic and political conditions, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Non-GAAP Measures

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations. Adjusted EBITDA is a non-GAAP financial measure which is provided to supplement, but not substitute for, the most directly comparable GAAP measure. We choose to disclose this non-GAAP financial measure because it provides an additional analytical tool to clarify our results from operations and helps to identify underlying trends. Additionally, this measure helps compare our performance on a consistent basis across time periods. Management also utilizes Adjusted EBITDA as an internal performance measure. To obtain a complete understanding of our performance, this measure should be examined in connection with net income (loss) determined in accordance with GAAP. Since the items excluded from this measure are significant components in understanding and assessing financial performance under GAAP, this measure should not be considered to be an alternative to net income (loss) or any other measures derived in accordance with GAAP as a measure of our operating performance or profitability. Exclusion of items in our non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure across companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 55-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Company Contact:
Troy Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365
troyanderson@uti.edu

Investor Relations Contact:
Robert Winters or Wyatt Turk
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

Media Contact:
Jody Kent
Vice President, Communications and Public Affairs
Universal Technical Institute
(623) 445-0872
jkent@uti.edu